Exhibit 99

    RPC, Inc. to Announce Year End 2003 Results and Host a Conference Call on
                                February 17, 2004

    ATLANTA, Jan. 20/PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) today announced that it will release its financial results for the fourth quarter and fiscal year ended December 31, 2003 on Tuesday, February 17, 2004 before the market opens. In conjunction with its earnings release, theEx Company will host a conference call to review the Company's financial and operating results on Tuesday, February 17, 2004 at 8 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(877) 270-4074 or (706) 643-7871 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on February 24, 2004 by dialing (800) 642-1687 OR (706) 645-9291, conference
ID 5034320. This call also will be broadcast and archived on the company's investor Web site at www.rpc.net . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at www.rpc.net .

     For information contact:
     BEN M. PALMER                       JIM LANDERS
     Chief Financial Officer             Corporate Finance
     404.321.2140                        404.321.2162
     irdept@rpc.net

SOURCE  RPC, Inc.
    -0-                             01/20/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net, or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  MAV CCA